EXHIBIT 2
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                    ITEM 2(a)-(c) INFORMATION WITH RESPECT TO
                        EXECUTIVE OFFICERS AND DIRECTORS

(i)       Garrett R. Van Wagoner

          President and Director of Van Wagoner Capital Management, Inc. President and Director of Van Wagoner Funds, Inc.

          Business Address:    Van Wagoner Capital Management
                               345 California Street, Suite 2450
                               San Francisco, CA  94104

(ii)      William X. Minor

          Chief Financial Officer of Van Wagoner Capital Management, Inc.

          Business Address:    Van Wagoner Capital Management
                               345 California Street, Suite 2450
                               San Francisco, CA  94104

(iii)     Larry P. Arnold

          Director of Van Wagoner Funds, Inc.

          Business Address:    Van Wagoner Capital Management
                               345 California Street, Suite 2450
                               San Francisco, CA  94104

(iv)      Robert S. Colman

          Director of Van Wagoner Funds Inc.

          Business Address:    Van Wagoner Capital Management
                               345 California Street, Suite 2450
                               San Francisco, CA  94104

(v)       Peter R. Kris

          Vice President of Van Wagoner Funds, Inc.

          Business Address:    Van Wagoner Capital Management
                               345 California Street, Suite 2450
                               San Francisco, CA  94104